UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2009

Hill-Rom Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 19, 2009, the United States Court of Appeals for the Fifth Circuit denied the plaintiffs’ petition to appeal a federal district court order that denied plaintiffs’ motion for class certification in the previously disclosed antitrust lawsuit, Funeral Consumer Alliance v. Service Corp. Int’l, a case that named Batesville Casket Company, Inc, a wholly owned subsidiary of Hillenbrand, Inc., and Hill-Rom Holdings, Inc., as defendants. Hill-Rom is a party to these actions as the former parent of Batesville Casket Company.

As previously reported, a self-styled consumer advocacy group, the Funeral Consumers Alliance, and several consumers who had purchased Batesville caskets had filed a consolidated purported class-action lawsuit against Batesville Casket Company, Hill-Rom Holdings, and three of Batesville’s funeral home customers, alleging that the defendants violated antitrust laws. A related lawsuit was filed by four current and former independent casket retailers, alleging similar violations. On March 26, 2009, a United States District Judge in the Southern District of Texas (Houston), denied class certification in both lawsuits. After these rulings, the casket retailers dismissed their case with prejudice, while the Funeral Consumers Alliance plaintiffs filed a petition to appeal the ruling in their case. The Fifth Circuit’s June 19 order denied that petition.

At this point, the Funeral Consumers Alliance plaintiffs have the option of dismissing their consolidated case as the casket retailer plaintiffs did, or proceeding with their individual claims. If the plaintiffs choose to proceed, Batesville Casket and Hill-Rom intend to continue to defend the case vigorously and to pursue all of their legal rights against plaintiffs if they are successful.

For further information and background on these cases, please refer to Hill-Rom’s most recent SEC Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill-Rom Holdings, Inc.

June 29, 2009	By:	/S/ Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hill-Rom Holdings, Inc.

June 29, 2009	By:	/S/ Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer